SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Arcus Biosciences, Inc.

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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You invested in ARCUS BIOSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 15, 2023 Vote Virtually at the Meeting* June 15, 2023 8:30 AM PDT Virtually at: www.virtualshareholdermeeting.com/RCUS2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V04957-P91502 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail, and we encourage you to access and review the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1c. Merdad Parsey, M.D., Ph.D. 1a. David Lacey, M.D. 1d. Nicole Lambert 1b. Juan Carlos Jaen, Ph.D. 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus Biosciences for its fiscal year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation of Arcus Biosciences’ named executive officers, as disclosed in the Proxy Statement.

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